UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 15, 2012

                                TRANSBIOTEC, INC.
                                -----------------
             (Exact name of Registrant as specified in its charter)



     Delaware                       000-53316                  26-0731818
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(State or other jurisdiction    (Commission File No.)       (IRS Employer
  of incorporation)                                         Identification No.)

                        3030 Old Ranch Parkway, Suite 350
                              Seal Beach, CA 90740
                  -------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (562) 280-0483



                                       N/A
                ------------------------------------------------
          (Former name or former address if changed since last report)


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Item 1.01.  Entry Into a Material Definitive Agreement.

Equity Line of Credit
---------------------

     On August 15, 2012, the Company entered into an Investment Agreement (the "Agreement") with Kodiak Capital Group, LLC ("Kodiak") in order to establish a possible source of funding for the Company. The Agreement establishes what is sometimes referred to as an equity line of credit.

     Under the Agreement, Kodiak will provide the Company with up to $3,000,000 of funding. During the term of the equity line, the Company may request a drawdown under the equity line by selling shares of its common stock to Kodiak, and Kodiak will be obligated to purchase the shares. However, the Company is under no obligation to request any drawdowns under the equity line. There must be a minimum of seven trading days between each drawdown request. Kodiak will only be obligated to purchase the shares if a Registration Statement registering the shares has been declared effective by the Securities and Exchange Commission.

     The Company may request a drawdown by sending a drawdown notice to Kodiak, stating the dollar amount of the shares it will sell to Kodiak. The purchase price for the shares to be sold will be equal to 75% of the lowest closing bid price of the Company's common stock during the five days following a drawdown request. Within seven days of the drawdown request, the Company will issue shares to Kodiak in an amount equal to the dollar amount of the drawdown divided by the purchase price.

     There is no minimum amount the Company can draw down at any one time. The maximum amount the Company can draw down at any one time is $3,000,000. Notwithstanding the above, in no event shall Kodiak be required to purchase that number of shares which, when added to the number of shares of common stock beneficially owned by Kodiak, would exceed 9.99%of the number of shares of the Company's common stock outstanding on any closing date.

Termination of the Agreement
----------------------------

     The Agreement will be terminated:

     o When Kodiak has purchased $3,000,000 of the Company's common stock pursuant to the Agreement;

     o    12 months following the date that a Registration Statement registering
          the  shares  becomes   effective  with  the  Securities  and  Exchange
          Commission; or

     o    Upon written notice of the Company to Kodiak.


     The Agreement may be terminated:

     o In the event that either party commits a material breach of the Agreement; or

     o    Either party becomes insolvent.

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General
-------

     Upon execution of the Agreement, the Company agreed to:

     o    issue Kodiak 1,500,000 shares of its common stock; and

     o    pay Kodiak a $5,000 document preparation fee.


     Pursuant to the Agreement each of the parties will indemnify one another and the respective party's shareholders, officers, directors, employees and agents from and against any actions arising from a party's breach of the Agreement.


Item 9.01.    Financial Statements and Exhibits.

      Exhibit Number    Description
      --------------    -----------

      10.3              Investment Agreement

      10.4              Registration Rights Agreement


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 11, 2012

                                 TRANSBIOTEC, INC.


                                 By: /s/ Scott Painter
                                     --------------------------------------
                                     Scott Painter, Chief Executive Officer

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